Exhibit 16.2

LBB & ASSOCIATES LTD., LLP
10260 WESTHEIMER, SUITE 310 ÂHOUSTON, TX 77042

April 1, 2013

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

Hybrid Coating Technologies Inc. (the “Company”) provided to us a copy of the Company’s Current Report on Form 8-K, dated April 1, 2013. We have read the Company’s statements included under Item 4.01 of its Form 8-K and we agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP
Houston, TX
WWW.LBBCPA.COM